EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of Torchlight Energy Resources, Inc. of our report dated March 30, 2016 relating to the financial statements for the year ended December 31, 2015 which appear in the Annual Report on Form 10-K for the year ended December 31, 2016 of Torchlight Energy Resources, Inc.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Calvetti Ferguson

Calvetti Ferguson
Houston, Texas

August 24, 2017